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                         Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CompUSA Inc. for the registration of 2,632,717 shares of its common stock and to the incorporation by reference therein, of our report dated August 9, 1995, with respect to the consolidated financial statements of CompUSA Inc., included in its Annual Report (Form 10-K) for the year ended June 24, 1995, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP
                                                 Ernst & Young LLP


Dallas, Texas
July 23, 1996